Exhibit 99.1

TARGET
DULLES
EXECUTIVE
PLAZA

Inland American
REAL ESTATE TRUST, INC.

INVESTMENT DIVERSIFICATION = Opportunities

1Q 2011 *Flash*Report

All Data as of March 31, 2011

PORTFOLIO SUMMARY

Total Assets.. $11.2 billion

Total Cash...$150 million

Total Distributions Since Inception.........$1.6 billion

Number of Properties (a)....................................983

Mortgage Loans to Total Assets.........................49%

Current Annualized Distribution Rate*............5.0%

(a) Owned directly or indirectly through joint ventures
*Yield based on $10.00 share price

TOP TEN TENANTS

Tenant	% of Total Annualized Income
SunTrust Banks	8.6%
AT&T	7.2%
Citizens Banks	3.2%
United Healthcare Services	2.5%
Sanofi-Aventis	2.5%
C&S Wholesaler Grocers	2.3%
Atlas Cold Storage	2.0%
Stop-n-Shop	1.6%
Cornell Corrections	1.6%
Lockheed Martin Corp.	1.6%

74% of Top 10 Revenue Tenants are Rated Investment Grade

2011 COMPANY HIGHLIGHTS

- Largest non-traded REIT in a $70 billion industry, with over 185,000 stockholders.
- Retired, refinanced, or secured financing on $157 million in debt.

Debt Maturities *In millions*	As of 3/31/11	Weighted Aver interest rate	% of Total Assets
2011..........................	$485.0	3.83%	4.3%
2012..........................	$705.9	3.97%	6.3%
2013..........................	$995.8	4.83%	8.9%
2014..........................	$281.3	5.59%	2.5%
2015..........................	$460.2	5.45%	4.1%

- During 2011, declared distributions totaling $106.3 million or $0.50 per share on an annualized basis.
- Maintained strong occupancy rates throughout the portfolio:
  - **Retail – 93%**
  - **Office – 94%**
  - **Industrial – 92%**
  - **Lodging – 67%**
  - **Multi-Family – 91%**

Revenue Breakdown

In millions	1Q11	% Change over 1Q10	% Total Rev
Retail..................................	$97.1	17.3%	29.7%
Lodging................................	$133.0	22.1%	40.7%
Office..................................	$47.7	(3.8%)	14.6%
Industrial / Distribution..	$23.2	7.4%	7.1%
Multi-Family......................	$25.4	23.9%	7.8%
Total	**$326.4**	**15.2%**	

A Program Sponsored by
Inland Real Estate Investment Corporation

The Track Record Company™

TARGET





DULLES
EXECUTIVE
PLAZA





CORE PORTFOLIO ALLOCATION



Lodging
$2.4B
25%
Industrial
$952M
10%
Retail
$3.8B
39%
Office
$1.7B
18%
Multi-Family
$794M
8%

*Percentages shown are of Core Assets, which comprise 86% of Total Assets

RETAIL PROPERTY OVERVIEW

736 Properties · 22.0 Million Square Feet

- 79% of the portfolio is anchored by necessity-based retailers such as Kroger, Target and Albertsons
- Base rent, net operating income and occupancy grew over 1st quarter 2010 results.

LODGING PROPERTY OVERVIEW

100 Properties · 15,732 Rooms

- $79 RevPAR up from $73 in 1st quarter of 2010
- 86% of the portfolio are Upscale or Upper Upscale priced hotels such as Hilton Garden Inn & Courtyard by Marriott

OFFICE PROPERTY OVERVIEW

47 Properties · 10.6 Million Square Feet

- Base rent per sq. ft. for the quarter increased over 2010 by 2%
- Average rollover rate for the next five years is 3.8%

INDUSTRIAL PROPERTY OVERVIEW

73 Properties · 16.0 Million Square Feet

- Average rollover rate for the next five years is 5.5%
- Active and sought-after industrial properties, including locations in Memphis and Chicago – O'Hare

MULTI-FAMILY PROPERTY OVERVIEW

27 Properties · 9,790 units

- Average occupancy increased 5% to 91% over 1st quarter of 2010, while base rent per unit per month stayed flat at $877

2011 ACQUISITION HIGHLIGHTS

Retail Portfolio

Sparks Crossing – Reno, NV



WORLD MARKET

Over 335,000 sf of Class "A" retail space in 5th largest city in NV

Lodging Portfolio

Marriott – Charleston, WV



Purchased February 2011, for $25.5 million. 352 rooms and a total of 17,500 sf of meeting and banquet space.

Inland American REAL ESTATE TRUST, INC.

CONTACT
Inland Customer Service
custserv@inland-investments.com
800.826.8228

The statements and certain other information contained herein, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," "probable," "committed," "achieve," and "focused," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license.

www.inlandamerican.com 800.826.8228